Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS THIRD QUARTER 2021 FINANCIAL RESULTS

New York, October 28, 2021 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the quarter ended September 30, 2021.

$265.3 million quarterly revenues increased 24.6% (23.9% on a constant currency basis) compared to prior year period
$964.5 billion average daily volume (“ADV”) for the quarter, an increase of 23.6% compared to prior year period, with record ADV in U.S. government bonds. In U.S. credit, Tradeweb set new records for its share of fully electronic TRACE volume: High Grade was 12.6%, up from 7.7% in the prior year period, and High Yield was 6.2%, up from 2.5% in the prior year period
$65.3 million net income and $94.2 million adjusted net income for the quarter, increases of 38.8%, and 34.6% respectively from prior year period
50.1% adjusted EBITDA margin or $132.9 million adjusted EBITDA for the quarter, compared to 47.4% or $100.9 million respectively for prior year period
$0.26 diluted earnings per share (“Diluted EPS”) for the quarter and $0.39 adjusted diluted earnings per share
$0.08 per share quarterly cash dividend declared; $12.0 million of shares repurchased

Lee Olesky, CEO of Tradeweb Markets:
“Tradeweb’s strong momentum from the first half of the year continued through the third quarter of 2021, producing our second-best revenue quarter ever. Growth in trading volume was broad-based across our markets, with U.S. Credit, global swaps and U.S. Treasuries leading the way. We were delighted to welcome Sara Furber as our new CFO, helping us navigate Tradeweb’s next phase of growth and development. Finally, we published our inaugural Corporate Sustainability Report to increase transparency for our strong foundation in ESG.”

SELECT FINANCIAL RESULTS	3Q21	3Q20	Change		Constant Currency Growth (1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	3Q21	3Q20	YoY
GAAP Financial Measures							Rates	Cash	$337	$311	8.4%
Total revenue	$265,325	$212,870	24.6%		23.9%			Derivatives	247	179	37.9%
Rates	$139,418	$115,766	20.4%		19.7%			Total	584	490	19.2%
Credit	$72,243	$50,216	43.9%		43.2%		Credit	Cash	8	7	20.0%
Equities	$16,457	$11,857	38.8%		37.7%			Derivatives	14	13	10.3%
Money Markets	$11,221	$10,491	7.0%		6.4%			Total	22	20	13.8%
Market Data	$20,515	$18,598	10.3%		9.2%		Equities	Cash	8	5	38.8%
Other	$5,471	$5,942	(7.9)%		(7.9)%			Derivatives	7	4	92.9%
Net income	$65,305	$47,048	38.8%					Total	15	9	60.4%
Net Income attributable to Tradeweb Markets Inc. (2)	$54,763	$36,812	48.8%				Money Markets	Cash	344	262	31.3%
								Total	344	262	31.3%
Diluted EPS	$0.26	$0.19	36.8%					Total	$964	$780	23.6%
Non-GAAP Financial Measures
Adjusted EBITDA (1)	$132,946	$100,913	31.7%		30.0%
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency growth are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.

(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA margin (1)	50.1%	47.4%	+270	bps	+234	bps
Adjusted EBIT (1)	$121,079	$90,015	34.5%		32.6%
Adjusted EBIT margin (1)	45.6%	42.3%	+335	bps	+298	bps
Adjusted Net Income (1)	$94,160	$69,939	34.6%		32.7%
Adjusted Diluted EPS (1)	$0.39	$0.30	30.0%		30.0%

DISCUSSION OF RESULTS
Rates – Revenues of $139.4 million in the third quarter of 2021 increased 20.4% compared to prior year period (19.7% on a constant currency basis). Rates ADV was up 19.2% with record trading activity in U.S. Treasuries and strong year-over-year volume growth in European government bonds and swaps/swaptions.

Credit – Revenues of $72.2 million in the third quarter of 2021 increased 43.9% compared to prior year period (43.2% on a constant currency basis). Credit ADV was up 13.8% with year-over-year increases in U.S. and European credit trading. In U.S. credit, Tradeweb set new records for its share of fully electronic TRACE volume: High Grade was 12.6%, up from 7.7% in the prior year period and High Yield was 6.2%, up from 2.5% over prior year period.

Equities – Revenues of $16.5 million in the third quarter of 2021 increased 38.8% compared to prior year period (37.7% on a constant currency basis). Equities ADV was up 60.4% with robust year-over-year volume growth in U.S. and European ETFs.

Money Markets – Revenues of $11.2 million in the third quarter of 2021 increased 7.0% compared to prior year period (6.4% on a constant currency basis). Money Markets ADV was up 31.3% led by a strong year-over-year volume growth in Global Repo trading.

Market Data – Revenues of $20.5 million in the third quarter of 2021 increased 10.3% compared to prior year period (9.2% on a constant currency basis). The increase was derived from increased third party market data fees, Refinitiv market data fees, and revenue from our APA reporting service.

Other – Revenues of $5.5 million in the third quarter of 2021 decreased 7.9% compared to prior year period (7.9% decrease on a constant currency basis).

Operating Expenses – Operating expenses of $179.8 million in the third quarter of 2021 increased 16.5% compared to $154.3 million in the prior year period due to: higher employee compensation and benefits associated with higher headcount to support growth and higher performance-related compensation; higher depreciation and amortization expense; higher technology and communications expenses primarily due to investments in our data strategy and cybersecurity and clearance and data fees driven by higher trading volumes; and higher general and administrative expenses as we gradually recover from the pandemic, which were partially offset by lower foreign exchange losses. Adjusted Expenses of $144.2 million increased 17.4% (17.5% on a constant currency basis) compared to the prior year period due to: higher employee compensation and benefits associated with higher headcount to support growth and higher performance-related compensation; higher technology and communications expenses; higher general and administrative expenses; and higher professional fees. Please see "Non-GAAP Financial Measures" below for additional information.
RECENT HIGHLIGHTS
Third Quarter 2021
•Appointed Sara Furber as Chief Financial Officer
•Published Tradeweb’s inaugural Corporate Sustainability Report
•Completed first Southbound Bond Connect transactions via the trading link between Tradeweb and China Foreign Exchange Trade System (CFETS), allowing mainland China onshore institutions to invest in Hong Kong’s fixed income markets
•Appointed Devi Shanmugham as Global Head of Compliance
•Recognized in numerous awards including: Best Workplaces for Innovators (Fast Company); OTC Trading Venue of the Year (GlobalCapital); OTC Trading Platform of the Year (Asia Risk); Buy-Side Trading System of the Year (Asia Risk); Excellence in Trading Platforms – Jennifer Keser (Markets Media), Rising Star – Santa Dudica (Markets Media)

October 2021
•Introduced Trade at Close functionality for electronic portfolio trading, allowing U.S. and European clients to electronically execute portfolio trades at end-of-day prices
•Named to list of Best ESG Companies of 2021 by Investor’s Business Daily, ranking 36 among top 100 stocks

CAPITAL MANAGEMENT

•$821.9 million in cash and cash equivalents and an undrawn $500 million credit facility at September 30, 2021
•Non-acquisition related capital expenditures and capitalization of software development in third quarter 2021: $10.0 million
•Free cash flow for the trailing twelve months ended September 30, 2021 of $477.4 million, up 25.6% year over year. See “Non-GAAP Financial Measures” for additional information
•During the third quarter of 2021, as part of its Share Repurchase Program, Tradeweb purchased 140,169 shares of Class A common stock, at an average price of $85.61, for purchases totaling $12.0 million. During the nine months ended September 30, 2021, we purchased a total of 757,813 shares of Class A common stock, at an average price of $84.03, for purchases totaling $63.7 million. As of September 30, 2021, a total of $86.3 million remained available for repurchase pursuant to the Share Repurchase Program
•$3.1 million in shares were withheld in the third quarter of 2021 to satisfy tax obligations related to the exercise of stock options. During the nine months ended September 30, 2021, a total of $56.6 million in shares were withheld for this purpose
•The Board of Directors of Tradeweb Markets Inc. declared a quarterly cash dividend of $0.08 per share of Class A common stock and Class B common stock. The dividend will be payable on December 15, 2021 to stockholders of record as of December 1, 2021

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OTHER MATTERS
Full-Year 2021 Guidance*
Full-Year 2021 guidance is unchanged from prior quarter.
•Adjusted Expenses: $565 - $580 million
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $124 million
•Assumed non-GAAP tax rate: 22.0%
•Capital expenditures and capitalization of software development: $49 - $53 million

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates.
CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss third quarter 2021 results starting at 9:30 AM EDT today, October 28, 2021. A live, audio webcast of the conference call along with related materials will be available at http://investors.tradeweb.com. Alternatively, interested parties can access the call by dialing 866-221-1629 (U.S.) or +1 470-495-9175 (international) and entering conference ID 9727576. After the conference call, an archived recording will be available at http://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves approximately 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $970 billion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.
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TRADEWEB MARKETS INC.
INCOME STATEMENT
Dollars in Thousands, Except Per Share Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Transaction fees and commissions	$206,316	$160,175	$629,513	$503,753
Subscription fees	41,390	36,217	117,141	105,706
Refinitiv market data fees	15,002	14,273	45,045	43,466
Other	2,617	2,205	7,865	6,658
Total revenue	265,325	212,870	799,564	659,583

Expenses
Employee compensation and benefits	98,036	83,967	300,107	263,353
Depreciation and amortization	44,823	38,857	127,656	113,952
Technology and communications	14,747	12,037	42,248	34,397
General and administrative	9,561	8,657	21,809	24,520
Professional fees	8,897	7,388	28,993	20,908
Occupancy	3,733	3,443	11,104	10,678
Total expenses	179,797	154,349	531,917	467,808
Operating income	85,528	58,521	267,647	191,775
Net interest income (expense)	(361)	(349)	(1,179)	64
Income before taxes	85,167	58,172	266,468	191,839
Provision for income taxes	(19,862)	(11,124)	(53,365)	(39,898)
Net income	65,305	47,048	213,103	151,941
Less: Net income attributable to non-controlling interests	10,542	10,236	35,165	40,705
Net income attributable to Tradeweb Markets Inc.	$54,763	$36,812	$177,938	$111,236

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$0.27	$0.20	$0.89	$0.63
Diluted	$0.26	$0.19	$0.86	$0.60
Weighted average shares outstanding:
Basic	202,238,122	187,774,170	201,029,196	177,257,994
Diluted	208,197,439	194,955,695	206,908,330	185,026,108

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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Dollars in Thousands, Except per Share Data

Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(dollars in thousands)
Net income	$65,305	$47,048	$213,103	$151,941
Acquisition transaction costs (1)	459	—	5,186	—
Net interest (income) expense	361	349	1,179	(64)
Depreciation and amortization	44,823	38,857	127,656	113,952
Stock-based compensation expense (2)	1,995	1,816	11,181	10,308
Provision for income taxes	19,862	11,124	53,365	39,898
Foreign exchange (gains) / losses (3)	141	1,719	(4,742)	5,837
Tax receivable agreement liability adjustment (4)	—	—	—	—
Adjusted EBITDA	$132,946	$100,913	$406,928	$321,872
Less: Depreciation and amortization	(44,823)	(38,857)	(127,656)	(113,952)
Add: D&A related to acquisitions and the Refinitiv Transaction (5)	32,956	27,959	92,799	81,363
Adjusted EBIT	$121,079	$90,015	$372,071	$289,283
Adjusted EBITDA margin (6)	50.1%	47.4%	50.9%	48.8%
Adjusted EBIT margin (6)	45.6%	42.3%	46.5%	43.9%
(1)Represents transaction and other costs related to the NFI Acquisition, which closed in June 2021. Acquisition-related costs primarily include legal, consulting and advisory fees and severance costs incurred that relate to the acquisition transaction.
(2)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period. Beginning on August 30, 2021 and during the three and nine months ended September 30, 2021, this adjustment also includes a total of $0.5 million of non-cash stock-based compensation expense relating to the acceleration of expense associated with the Company's former CFO and related payroll taxes.
(3)Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(4)Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
(5)Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(6)Adjusted EBITDA margin and Adjusted EBIT margin are defined as Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(in thousands, except per share amounts)
Earnings per diluted share	$0.26	$0.19	$0.86	$0.60
				—
Net income attributable to Tradeweb Markets Inc.	$54,763	$36,812	$177,938	$111,236
Net income attributable to non-controlling interests (1)	10,542	10,236	35,165	40,705
Net income	65,305	47,048	213,103	151,941
Provision for income taxes	19,862	11,124	53,365	39,898
Acquisition transaction costs (2)	459	—	5,186	—
D&A related to acquisitions and the Refinitiv Transaction (3)	32,956	27,959	92,799	81,363
Stock-based compensation expense (4)	1,995	1,816	11,181	10,308
Foreign exchange (gains) / losses (5)	141	1,719	(4,742)	5,837
Tax receivable agreement liability adjustment (6)	—	—	—	—
Adjusted Net Income before income taxes	120,718	89,666	370,892	289,347
Adjusted income taxes (7)	(26,558)	(19,727)	(81,596)	(63,656)
Adjusted Net Income	$94,160	$69,939	$289,296	$225,691
Adjusted Diluted EPS (8)	$0.39	$0.30	$1.22	$0.97
(1)Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.
(2)Represents transaction and other costs related to the NFI Acquisition, which closed in June 2021. Acquisition-related costs primarily include legal, consulting and advisory fees and severance costs incurred that relate to the acquisition transaction.
(3)Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(4)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period. Beginning on August 30, 2021 and during the three and nine months ended September 30, 2021, this adjustment also includes a total of $0.5 million of non-cash stock-based compensation expense relating to the acceleration of expense associated with the Company's former CFO and related payroll taxes.
(5)Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
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(6)Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
(7)Represents corporate income taxes at an assumed effective tax rate of 22% applied to Adjusted Net Income before income taxes for each of the three and nine months ended September 30, 2021 and 2020.
(8)For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Diluted weighted average shares of Class A and Class B common stock outstanding	208,197,439	194,955,695	206,908,330	185,026,108
Assumed exchange of LLC Interests for shares of Class A or Class B common stock (1)	30,531,933	39,513,246	30,756,925	48,397,598
Adjusted diluted weighted average shares outstanding	238,729,372	234,468,941	237,665,255	233,423,706
Adjusted Net Income (in thousands)	$94,160	$69,939	$289,296	$225,691
Adjusted Diluted EPS	$0.39	$0.30	$1.22	$0.97
(1)Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

Reconciliation of Operating Expenses to Adjusted Expenses	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(in thousands)
Operating expenses	$179,797	$154,349	$531,917	$467,808
Acquisition transaction costs (1)	(459)	—	(5,186)	—
D&A related to acquisitions and the Refinitiv Transaction (2)	(32,956)	(27,959)	(92,799)	(81,363)
Stock-based compensation expense (3)	(1,995)	(1,816)	(11,181)	(10,308)
Foreign exchange gains / (losses) (4)	(141)	(1,719)	4,742	(5,837)
Adjusted Expenses	$144,246	$122,855	$427,493	$370,300

(1)Represents transaction and other costs related to the NFI Acquisition, which closed in June 2021. Acquisition-related costs primarily include legal, consulting and advisory fees and severance costs incurred that relate to the acquisition transaction.
(2)Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(3)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period. Beginning on August 30, 2021 and during the three and nine months ended September 30, 2021, this adjustment also includes a total of $0.5 million of non-cash stock-based compensation expense relating to the acceleration of expense associated with the Company's former CFO and related payroll taxes.
(4)Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow	Trailing Twelve Months Ended September 30, 2021
(in thousands)
Cash flow from operating activities	$526,072
Less: Capitalization of software development costs	(33,995)
Less: Purchases of furniture, equipment and leasehold improvements	(14,720)
Free Cash Flow	$477,357

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TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)
Dollars in Thousands, Except per Share Data

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

EPS: Net income attributable to Tradeweb Markets Inc.	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(in thousands, except share and per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$54,763	$36,812	$177,938	$111,236

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	202,238,122	187,774,170	201,029,196	177,257,994
Dilutive effect of equity-settled PRSUs	2,146,473	2,584,192	2,000,005	2,371,727
Dilutive effect of options	3,516,893	4,402,391	3,609,906	5,264,106
Dilutive effect of RSUs	295,951	194,942	269,223	132,281
Weighted average shares of Class A and Class B common stock outstanding - Diluted	208,197,439	194,955,695	206,908,330	185,026,108

Earnings per share - Basic	$0.27	$0.20	$0.89	$0.63
Earnings per share - Diluted	$0.26	$0.19	$0.86	$0.60

TRADEWEB MARKETS INC.
GROSS REVENUES BY ASSET CLASS (UNAUDITED)

	Three Months Ended		Three Months Ended
	September 30, 2021		September 30, 2020		$ Change		% Change
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed

	(dollars in thousands)
Rates	$80,888	$58,530	$64,139	$51,627	$16,749	$6,903	26.1%	13.4%
Credit	65,742	6,501	44,278	5,938	21,464	563	48.5%	9.5%
Equities	14,235	2,222	9,329	2,528	4,906	(306)	52.6%	(12.1)%
Money Markets	7,198	4,023	6,390	4,101	808	(78)	12.6%	(1.9)%
Market Data	—	20,515	—	18,598	—	1,917	—	10.3%
Other	—	5,471	—	5,942	—	(471)	—	(7.9)%
Total revenue	$168,063	$97,262	$124,136	$88,734	$43,927	$8,528	35.4%	9.6%

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TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Three Months Ended September 30,		YoY
	2021	2020	% Change
Rates	$2.15	$2.03	5.8%
Cash Rates	$1.95	$1.83	6.5%
Rates Derivatives	$2.42	$2.37	1.9%
Swaps / Swaptions Tenor (greater than 1 year)	$3.73	$3.37	10.9%
Other Rates Derivatives (1)	$0.20	$0.25	(18.4)%

Credit	$45.67	$34.89	30.9%
Cash Credit (2)	$144.48	$127.70	13.1%
Credit Derivatives and U.S. Cash "EP"	$6.16	$6.02	2.4%

Equities	$15.20	$15.95	(4.7)%
Cash Equities	$24.37	$20.25	20.3%
Equity Derivatives	$5.23	$9.46	(44.7)%

Money Markets (Cash)	$0.33	$0.38	(14.3)%

Total Fees per Million	$2.70	$2.47	9.5%
Total Fees per Million excluding Other Rates Derivatives (3)	$2.97	$2.65	12.2%

(1)Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)The “cash credit” category represents the “credit” asset class excluding (1) credit derivatives and (2) U.S. High Grade and High Yield electronically processed (“EP”) activity.
(3)Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on totals for all periods presented.

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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED)

		2021 Q3		2020 Q3		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$337,167	$21,632,199	$311,033	$19,951,302	8.40%
	U.S. Government Bonds	124,578	7,972,973	86,956	5,565,202	43.26%
	European Government Bonds	28,800	1,900,795	24,317	1,604,918	18.44%
	Mortgages	180,033	11,522,093	195,986	12,543,075	(8.14)%
	Other Government Bonds	3,757	236,337	3,774	238,107	(0.46)%
	Derivatives	246,981	15,992,323	179,054	11,612,291	37.94%
	Swaps/Swaptions ≥ 1Y	154,970	10,039,311	122,341	7,919,286	26.67%
	Swaps/Swaptions < 1Y	91,240	5,903,695	56,317	3,667,678	62.01%
	Futures	770	49,317	396	25,327	94.69%
	Total	584,148	37,624,522	490,087	31,563,593	19.19%
Credit	Cash	8,440	543,735	7,036	455,496	19.95%
	U.S. High Grade	4,371	279,755	3,821	244,569	14.39%
	U.S. High Yield	836	53,502	406	25,978	105.95%
	European Credit	1,707	112,653	1,270	83,831	34.38%
	Municipal Bonds	173	11,056	201	12,851	(13.96)%
	Chinese Bonds	1,233	78,893	1,277	84,292	(3.48)%
	Other Credit Bonds	121	7,876	61	3,975	98.33%
	Derivatives	13,796	895,891	12,507	813,562	10.31%
	Swaps	13,796	895,891	12,507	813,562	10.31%
	Total	22,237	1,439,626	19,543	1,269,058	13.78%
Equities	Cash	7,551	487,509	5,442	351,468	38.75%
	U.S. ETFs	5,421	346,951	3,849	246,367	40.83%
	Europe ETFs	2,130	140,558	1,592	105,101	33.74%
	Derivatives	6,992	449,243	3,624	233,482	92.93%
	Options/Convertibles/Swaps	3,559	229,356	1,188	77,469	199.49%
	Futures	3,433	219,886	2,436	156,014	40.94%
	Total	14,543	936,752	9,066	584,950	60.41%
Money Markets	Cash	343,536	22,138,406	261,590	16,847,205	31.33%
	Repurchase Agreements (Repo)	329,374	21,231,648	250,039	16,106,552	31.73%
	Other Money Markets	14,162	906,758	11,551	740,653	22.60%
	Total	343,536	22,138,406	261,590	16,847,205	31.33%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	$964,464	$62,139,306	$780,286	$50,264,805	23.60%

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/.
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FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2021 guidance, and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements. In addition, statements herein relating to the COVID-19 pandemic, the potential impacts of which remain inherently uncertain, are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose only material assets consist of its equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.

Please refer to the Company's previously filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for capitalized terms not otherwise defined herein.
TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb Markets announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb Markets, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and Twitter. The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb Markets to monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, which are supplemental financial measures that are not calculated or presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.

We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after non-acquisition related expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.

See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, earnings per share, operating income, operating expenses or cash flow from operating activities or any other financial measure derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
We present certain growth information on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency growth, which is a non-GAAP financial measure, is defined as growth excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period. We use constant currency growth as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency growth information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies.

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